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                                 DISTRIBUTION AGREEMENT
                            THE ADVISORS' INNER CIRCLE FUND
                                 CLOVER CAPITAL FUNDS


    THIS AGREEMENT is made as of this 28th day of February, 1997 between The Advisors' Inner Circle Fund ("the Trust"), a Massachusetts business trust and CCM Securities, Inc. (the "Distributor"), a New York corporation, with respect to the portfolios of Clover Capital Management, Inc., as further defined below.

    WHEREAS, the Trust is registered as an investment company with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended (the "1940 Act"), and its shares are registered with the SEC under the Securities Act of 1933, as amended (the "1933 Act"); and

    WHEREAS, the Distributor is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended;

    NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, the Trust and Distributor hereby agree as follows:

    ARTICLE 1. SALE OF SHARES. The Trust grants to the Distributor the exclusive right to sell units of beneficial interest (the "Shares") of the portfolios of the Trust listed on Schedule X hereto (each a "Portfolio" and, collectively, the "Clover Portfolios") at the net asset value per Share, plus any applicable sales charges in accordance with the current prospectuses, as agent and on behalf of the Trust, during the term of this Agreement and subject to the registration requirements of the 1933 Act, the rules and regulations of the SEC and the laws governing the sale of securities in the various states ("Blue Sky Laws").

    ARTICLE 2. SOLICITATION OF SALES. In consideration of these rights granted to the Distributor, the Distributor agrees to use all reasonable efforts, consistent with its other business, in connection with the distribution of Shares of the Clover Portfolios; provided, however, that the Distributor shall not be prevented from entering into like arrangements with other issuers. The provisions of this paragraph do not obligate the Distributor to sell any particular number of Shares.

    ARTICLE 3. AUTHORIZED REPRESENTATIONS. The Distributor is not authorized by the Trust to give any information or to make any representations other than those contained in the current registration statements and prospectuses of the Trust filed with the SEC or contained in Shareholder reports or other material that may be prepared by or on behalf of the Trust for the Distributor's use. The Distributor may prepare and distribute sales literature and other material as it may deem appropriate, provided that such literature and materials have been prepared in accordance with applicable rules and regulations.


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    ARTICLE 4.  REGISTRATION OF SHARES.  The Trust agrees that it will take all action necessary to register Shares under applicable federal and state securities laws so that there will be available for sale the number of Shares of the Clover Portfolios the Distributor may reasonably be expected to sell and to pay all fees associated with said registration. The Trust shall make available to the Distributor such number of copies of its currently effective prospectuses and statements of additional information for the Clover Portfolios as the Distributor may reasonably request. The Trust shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of Shares of the Clover Portfolios.

    ARTICLE 5. COMPENSATION. As compensation for providing the services under this Agreement:

    (a)  The Distributor shall receive from the Trust:

              (1) all distribution and service fees, as applicable, at the rate and under the terms and conditions set forth in each Distribution and Shareholder Services Plan (collectively, "Plans") adopted by the appropriate class of Shares of each of the Clover Portfolios, as such Plans may be amended from time to time, and subject to any further limitations on such fees as the Board of Trustees of the Trust may impose;

              (2) all deferred sales charges ("DSCs"), if any, applied on redemptions of the applicable classes(es) of Shares of each Portfolio on the terms and subject to such waivers as are described in the Trust's Registration Statement and current prospectuses, as amended from time to time, or as otherwise required pursuant to applicable law; and

              (3) all front-end sales charges, if any, on purchases the applicable classes(es) of Shares of each Portfolio sold subject to such charges as described in the Trust's Registration Statement and current prospectuses, as amended from time to time. The Distributor, or brokers, dealers and other financial institutions and intermediaries that have entered into sub-distribution agreements with the Distributor, may collect the gross proceeds derived from the sale of such class(es) of Shares, remit the net asset value thereof to the Trust upon receipt of the proceeds and retain the applicable sales charge.

    (b) The Distributor may reallow any or all of the distribution or service fees, contingent deferred sales charges and front-end sales charges which it is paid by the Trust to such brokers, dealers and other financial institutions and intermediaries as the Distributor may from time to time determine.

    ARTICLE 6. INDEMNIFICATION OF DISTRIBUTOR. The Trust agrees to indemnify and hold harmless the Distributor and each of its directors and officers and each person, if any, who controls the Distributor within the meaning of Section 15 of the 1933 Act against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages, or expense and reasonable counsel fees and disbursements incurred in connection therewith), arising by


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reason of any person acquiring any Shares, based upon the ground that the Trust's Registration Statement, prospectuses, Shareholder reports or other information filed or made public by the Trust (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements made not misleading. However, the Trust does not agree to indemnify the Distributor or hold it harmless to the extent that the statements or omission was made in reliance upon, and in conformity with, information furnished to the Trust by or on behalf of the Distributor.

    In no case (i) is the indemnity of the Trust to be deemed to protect the Distributor against any liability to the Trust or its Shareholders to which the Distributor or such person otherwise would be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Trust to be liable to the Distributor under the indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or any person indemnified unless the Distributor or other person shall have notified the Trust in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Distributor or such other person (or after the Distributor or the person shall have received notice of service on any designated agent). However, failure to notify the Trust of any claim shall not relieve the Trust from any liability which it may have to the Distributor or any person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph.

    The Trust shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision. If the Trust elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by the Trust and satisfactory to the indemnified defendants in the suit whose approval shall not be unreasonably withheld. In the event that the Trust elects to assume the defense of any suit and retain counsel, the indemnified defendants shall bear the fees and expenses of any additional counsel retained by them. If the Trust does not elect to assume the defense of a suit, it will reimburse the indemnified defendants for the reasonable fees and expenses of any counsel retained by the indemnified defendants.

    The Trust agrees to notify the Distributor promptly of the commencement of any litigation or proceedings against it or any of its officers or Trustees in connection with the issuance or sale of any of its Shares.

    ARTICLE 7. INDEMNIFICATION OF TRUST. The Distributor covenants and agrees that it will indemnify and hold harmless the Trust and each of its Trustees and officers and each person, if any, who controls the Trust within the meaning of
Section 15 of the Act, against any loss, liability, damages, claim or expense (including the reasonable cost of investigating or defending any alleged loss, liability, damages, claim or expense and reasonable counsel fees incurred in connection therewith) based upon the 1933 Act or any other statute or common law and arising by reason of any person acquiring any Shares, and alleging a wrongful act of the Distributor or any of its employees or alleging that the Trust's Registration Statement, prospectuses, Shareholder reports or other information filed or made public by the Trust (as from time to time amended) relating to the Clover Portfolios included an untrue statement


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of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading, insofar as the statement or omission was made in reliance upon and in conformity with information furnished to the Trust by or on behalf of the Distributor.

    In no case (i) is the indemnity of the Distributor in favor of the Trust or any other person indemnified to be deemed to protect the Trust or any other person against any liability to which the Trust or such other person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Distributor to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Trust or any person indemnified unless the Trust or person, as the case may be, shall have notified the Distributor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Trust or upon any person (or after the Trust or such person shall have received notice of service on any designated agent). However, failure to notify the Distributor of any claim shall not relieve the Distributor from any liability which it may have to the Trust or any person against whom the action is brought otherwise than on account of its indemnity agreement contained in this paragraph.

    The Distributor shall be entitled to participate, at its own expense, in the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim, but if the Distributor elects to assume the defense, the defense shall be conducted by counsel chosen by the Distributor and satisfactory to the indemnified defendants whose approval shall not be unreasonably withheld. In the event that the Distributor elects to assume the defense of any suit and retain counsel, the defendants in the suit shall bear the fees and expenses of any additional counsel retained by them. If the Distributor does not elect to assume the defense of any suit, it will reimburse the indemnified defendants in the suit for the reasonable fees and expenses of any counsel retained by them.

    The Distributor agrees to notify the Trust promptly of the commencement of any litigation or proceedings against it in connection with the issue and sale of any of the Trusts' Shares.

    ARTICLE 8. EFFECTIVE DATE. This Agreement shall be effective upon its execution, and unless terminated as provided, shall continue in force for two years from the effective date and thereafter from year to year, provided that such annual continuance is approved by (i) either the vote of a majority of the Trustees of the Trust, or the vote of a majority of the outstanding voting securities of the Trust, and (ii) the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or the Trust's Distribution Plan(s), if any, or interested persons of any such party ("Qualified Trustees"), cast in person at a meeting called for the purpose of voting on the approval. This Agreement shall automatically terminate in the event of its assignment. As used in this paragraph the terms "vote of a majority of the outstanding voting securities," "assignment" and "interested person" shall have the respective meanings specified in the 1940 Act. In addition, this Agreement may at any time be terminated without penalty by SFS, by a vote of a majority of Qualified Trustees, or by vote of a majority of the outstanding voting securities of the Trust upon not less than sixty days prior written notice to the other party.


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    ARTICLE 9.  NOTICES.  Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party to the party giving notice: if to the Trust, at One Freedom Valley Road, Oaks, PA 19456, and if to the Distributor, at 11 Tobey Village Office Park, Pittsford, NY 14534.

    ARTICLE 10. LIMITATION OF LIABILITY. A copy of the Declaration of Trust of the Trust is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders of the Trust individually but binding only upon the assets and property of the Trust.

    No Portfolio of the Trust shall be liable for the obligations of any other Portfolio of the Trust. Without limiting the generality of the foregoing, the Distributor shall look only to the assets of the relevant Clover Portfolio for payment of fees for services rendered to that Clover Portfolio.

    ARTICLE 11. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the Commonwealth of Massachusetts, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

    ARTICLE 12. MULTIPLE ORIGINALS. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

    IN WITNESS, the Trust and Distributor have each duly executed this Agreement, as of the day and year above written.

                             THE ADVISORS' INNER CIRCLE FUND

                             By:  /s/ Barbara A. Nugent
                                 -----------------------

                             Attest:  /s/ Cassandra Arnold
                                     ----------------------

                             CCM SECURITIES, INC.

                             By:  /s/ Ned W. Roman, Pres.
                                 -------------------------

                             Attest:  /s/ Paula A. Collins
                                     ----------------------


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                                      Schedule X

                                          to

                                Distribution Agreement

                               dated February 28, 1997

                       between The Advisors' Inner Circle Fund

                                         and

                                 CCM Securities, Inc.


Clover Capital Equity Value Fund

Clover Capital Fixed Income Fund

Clover Capital Small Cap Value Fund